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                                                                                                 EXHIBIT 2

                            DIRECTORS AND EXECUTIVE OFFICERS OF YORK INVESTMENT


                                        Principal Business
         Name              Title              Address               Principal Occupation       Citizenship
         ----              -----              -------               --------------------       -----------
    Dawn E. Davies       Director       Euro-Dutch Trust Co.               Retired               Bahamian
                                           (Bahamas) Ltd.
                                          Charlotte House
                                          Charlotte Street
                                       P.O. Box N9204 Nassau,
                                            The Bahamas

     Anthony L.M.        Director       Euro-Dutch Trust Co.          Trust management           Bahamian
     Inder-Rieden                          (Bahamas) Ltd.
                                          Charlotte House           Euro-Dutch Trust Co.
                                          Charlotte Street             (Bahamas) Ltd.
                                           P.O. Box N9204              Charlotte House
                                              Nassau,                 Charlotte Street
                                            The Bahamas                P.O. Box N9204
                                                                           Nassau,
                                                                         The Bahamas

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